UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2023 (February 23, 2023)

Trimble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

10368 Westmoor Drive, Westminster, CO 80021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 23, 2023, Trimble Inc. (“Trimble”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which Trimble agreed to issue and sell to the Underwriters $800 million aggregate principal amount of 6.100% Senior Notes due 2033 (the “Notes”). The Notes will be issued pursuant to an indenture, dated as of October 30, 2014, between Trimble (formerly, Trimble Navigation Limited) and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, as supplemented by the second supplemental indenture, dated as of October 1, 2016. Certain terms of the Notes will be established pursuant to a fourth supplemental indenture, to be dated as of March 9, 2023.

The Notes will mature on March 15, 2033 and accrue interest at a rate of 6.100% per annum, payable semiannually in arrears in cash on March 15 and September 15 of each year, beginning on September 15, 2023.

The interest rate payable on each series of Notes will be subject to adjustment from time to time if Moody’s or S&P (or, if applicable, a substitute rating agency) downgrades (or subsequently upgrades) its rating assigned to the respective series of Notes.

The Notes are being offered and sold pursuant to Trimble’s shelf-registration statement on Form S-3 (Registration No. 333-264749) under the Securities Act of 1933, as amended. Trimble has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement, dated February 23, 2023, together with the accompanying prospectus, dated May 6, 2022, relating to the offer and sale of the Notes.

A copy of the Underwriting Agreement is hereby incorporated by reference and attached to this Current Report on Form 8-K as Exhibit 1.1. The description of the material terms and conditions of the Underwriting Agreement is qualified in its entirety by reference to such exhibit filed herewith.

The Underwriting Agreement contains representations and warranties by each of the parties thereto. These representations and warranties have been made solely for the benefit of the other party or other parties to the Underwriting Agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Trimble acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about Trimble may be found elsewhere in this Form 8-K and Trimble’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Item 8.01.	Other Events.

In a press release issued on February 24, 2023, Trimble announced that it priced $800 million of the Notes in an underwritten, registered public offering. The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 23, 2023, by and among Trimble Inc. and BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

99.1	Press release, dated February 24, 2023, of Trimble Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC., a Delaware corporation

By:	/s/ James A. Kirkland
Name:	James A. Kirkland
Title:	Senior Vice President and General Counsel

Date: February 24, 2023

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